Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for January 31, 2010. Net assets of the Fund were unaffected by the reclassifications.




                                             Increase                  Increase
                                       to Accumulated        to Accumulated Net
                    Reduction          Net Investment             Realized Loss
           to Paid-in Capital                  Income            on Investments
        -----------------------------------------------------------------------
                         $181                $187,821                  $187,640




Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for January 31, 2010. Net assets of the Fund were unaffected by the reclassifications.











                                       Reduction to               Reduction to
                                        Accumulated             Accumulated Net
                      Reduction to     Net Investment             Realized Loss
                   Paid-in Capital             Income           on Investments
                ---------------------------------------------------------------
                               $28            $50,773                   $50,801

Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund. Accordingly, the following amounts have been reclassified for January 31, 2010. Net assets of the Fund were unaffected by the reclassifications.




                                           Increase to              Increase to
                                       Accumulated Net          Accumulated Net
                Increase                    Investment            Realized Loss
      to Paid-in Capital                        Income           on Investments
     --------------------------------------------------------------------------
                  $1,587                      $413,008                 $414,595






Net investment income (loss) and net realized gain (loss) may differ for financial statement and tax purposes. The character of dividends and distributions made during the fiscal year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to timing of dividends and distributions, the fiscal year in which amounts are distributed may differ from the fiscal year in which the income or net realized gain was recorded by the Fund.
Accordingly, the following amounts have been reclassified for January 31, 2010. Net assets of the Fund were unaffected by the reclassifications.





                                        Increase                       Increase
                                  to Accumulated                 to Accumulated
         Reduction to             Net Investment                   Net Realized
      Paid-in Capital                     Income            Loss on Investments
     --------------------------------------------------------------------------
                $472                  $5,674,258                     $5,673,786